UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2021

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10975 N. Torrey Pines Road, Suite 150

La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 2, 2021, Avidity Biosciences, Inc. (the “Company”) will hold a virtual investor and analyst event focused on the Company’s Phase 1/2 MARINA trial of AOC 1001 in adults with myotonic dystrophy type 1 (“DM1”). During the event, the Company will present the corporate slide presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 2, 2021, the Company announced that the U.S. Food and Drug Administration (“FDA”) cleared the Company to proceed with the Phase 1/2 MARINA clinical trial of AOC 1001 in adults with DM1 under its Investigational New Drug application.

The MARINA trial is a randomized, double-blind, placebo-controlled, Phase 1/2 clinical trial expected to enroll approximately 44 adults with DM1. The primary objective of the trial is to evaluate the safety and tolerability of single and multiple ascending doses of AOC 1001 administered intravenously. The MARINA trial will assess the activity of AOC 1001 across key biomarkers, including spliceopathy, a key biomarker for DM1, and knockdown of DMPK mRNA, the disease-related mRNA responsible for DM1. Though the Phase 1/2 trial is not powered to assess functional benefit, it will explore the clinical activity of AOC 1001, including measures of mobility and muscle strength, as well as patient reported outcomes and quality of life measures. Patients will have the option to enroll in an open label extension study at the end of the post-treatment period. In the second half of 2022, the Company plans to conduct a preliminary assessment of safety, tolerability and key biomarkers in approximately half of the study participants.

Recently, the FDA also granted Orphan Drug Designation to AOC 1001 for the treatment of DM1. The FDA grants Orphan Drug Designation to novel drugs that seek to treat a rare disease or condition and, if the drug is approved for the designated orphan indication, provides seven years of market exclusivity, along with certain financial incentives, including tax credits, opportunities for grant funding towards clinical trial costs and FDA user-fee waivers.

Forward-Looking Statements

The Company cautions readers that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the initiation of a Phase 1/2 clinical trial of AOC 1001 in patients with DM1; and the expected benefits associated with Orphan Drug Designation. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company is early in its development efforts and all of its development programs are in the preclinical or discovery stage; the Company’s approach to the discovery and development of product candidates based on its AOC platform is unproven, and the Company does not know whether it will be able to develop any products of commercial value; potential delays in the commencement, enrollment and completion of clinical trials; disruption to the Company’s operations from the COVID-19 pandemic; risks that the benefits associated with Orphan Drug Designation may not be realized, including that Orphan Drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the success of the Company’s preclinical studies and clinical trials for its product candidates; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the Company’s dependence on third parties in connection with preclinical testing and product manufacturing; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; regulatory developments in the United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and the Company’s proposed design of future clinical trials; risks related to integration of new management personnel; and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Slide Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: August 2, 2021	By:	/s/ Michael F. MacLean
Name: Michael F. MacLean
Title: Chief Financial Officer